UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cell Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ON AUGUST 2, 2012, CELL THERAPEUTICS, INC. (THE “COMPANY”) DISTRIBUTED A LETTER TO SHAREHOLDERS IN ITALY REGARDING THE COMPANY’S ANNUAL MEETING OF SHAREHOLDERS, WHICH IS EXPECTED TO BE HELD ON AUGUST 31, 2012 (THE “ANNUAL MEETING”), TO CERTAIN ITALIAN PARTICIPATING BANKS WHOSE CLIENTS HOLD SHARES OF THE COMPANY THROUGH MONTE TITOLI, S.P.A. (THE “LETTER TO SHAREHOLDERS”). THE COMPANY INSTRUCTED SUCH BANKS TO FORWARD A COPY OF THE LETTER TO SHAREHOLDERS TO THE BANKS’ CLIENTS HOLDING SHARES OF THE COMPANY. THE FOLLOWING IS AN ENGLISH TRANSLATION OF THE LETTER TO SHAREHOLDERS.

ENGLISH TRANSLATION OF LETTER TO SHAREHOLDERS

CELL THERAPEUTICS, INC.

Registered office: 3101 Western Avenue, Suite 600

Seattle, Washington 98121, United States of America

August 2, 2012

To our Italian shareholders:

This letter relates to the Annual Meeting of Shareholders (the “Annual Meeting”) of Cell Therapeutics, Inc., a Washington corporation (the “Company”), expected to be held on August 31, 20121 at 10:00 a.m. (Seattle, Washington time), at the Company’s headquarters in Seattle, Washington. The purpose of the Annual Meeting is to resolve upon the following matters (the “Annual Meeting Resolutions”):

(i)	to elect directors to the Company’s Board of Directors (the “Board”);
(ii)

to approve an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 384,999,999 to 751,666,666 and total number of authorized shares of common stock from 383,333,333 to 750,000,000;

(iii)

to approve an amendment to the Company’s 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”) to increase the number of shares available for issuance under the 2007 Equity Plan by 15,000,000 shares;

(iv)

to approve the shares issued to S*BIO Pte Ltd. in connection with, or to finance, the acquisition of assets of S*BIO Pte Ltd. and at the Company’s option, to issue shares of common stock or shares of preferred stock in lieu of cash for up to 50% of the milestone payments pursuant to the asset purchase agreement entered into with S*BIO Pte Ltd. on April 18, 2012;

(v)

to approve the issuance of shares of preferred stock and shares of common stock issuable upon conversion of the preferred stock, warrants and shares of common stock issuable upon the exercise of the warrants, and at the Company’s option, the issuance of shares of common stock in lieu of cash upon exchange of such

1 In place of the previous date of August 28, 2012.

warrants issued to Socius CG II, Ltd., pursuant to the securities purchase agreement entered into in connection with the offering of Series 15 Convertible Preferred Stock on May 29, 2012;
(vi)	to ratify the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2012;
(vii)

to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals (i) through (vi); and

(viii)	to transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.

Shareholders of record at the close of business on July 20, 2012 (the “Record Date”) will be entitled to vote at the Annual Meeting. Details of the Annual Meeting Resolutions are set forth in the final proxy statement that has already been made available.

In order to allow the Annual Meeting to obtain a quorum required to validly resolve upon any or all of the Annual Meeting Resolutions and to facilitate voting regarding the Annual Meeting Resolutions, we requested that the major Italian banks make a book-entry transfer of their share positions at Monte Titoli S.p.A. to their United States correspondent banks, which then transfered the shares to an account of the Italian bank at a United States affiliate broker-dealer on the Record Date. Under the securities laws of the United States and the rules of the New York Stock Exchange, this process permits the Company to count these shares for the purpose of obtaining a quorum and permits such broker-dealers to vote these shares at the Annual Meeting and any adjournment or postponement thereof for certain “routine” matters in the event that Italian shareholders do not instruct their broker to vote the shares pursuant to the modalities provided in the proxy statement. We successfully used this method to increase the number of shares held by Italian shareholders represented for quorum purposes and voted at the Company’s last shareholders’ meetings. For a description of this process, please refer to the registration document authorized for publication by Consob and published in December 2010.

We have asked certain Italian banks to again comply with this procedure in connection with the Annual Meeting expected to be held on August 31, 2012 to allow us to obtain a quorum at the Annual Meeting and votes from Italian shareholders on any or all of the Annual Meeting Resolutions with reference to those broker-dealers that have discretion to vote.

Unless following receipt of this letter and prior to the deadline set by your depositary bank for the transfer you expressly instructed your depositary bank to abstain from taking any transfer action, your shares were transferred to a United States affiliate broker-dealer as described above.

Following transfer of the shares as mentioned above, you will still be entitled to vote pursuant to the modalities set forth in the proxy statement for the Annual Meeting, which are explained below, or to provide instructions to the United States affiliate broker-dealer (through your depository bank) to abstain from taking any action in connection with your shares, including the exercise of the voting rights, on or before August 31, 2012.

However, once the shares have been transferred on the Record Date, if you do not provide voting instructions or do not provide instructions to your bank to abstain from taking any voting action on or before August 31, 2012, these shares will be voted by the United States broker pursuant to the discretionary authority granted them under Rule 452 of the New York Stock Exchange.

The Italian shareholders shall be informed that the transfer of the shares (as described above) itself does not allow the shareholders to vote via Internet or telephone due to the fact that the shares are held, on an account of the Italian bank at a United States affiliate broker-dealer, in the name of the bank.

For the purpose of voting via Internet or by telephone, the shares must be held directly by a United States broker account in the shareholder’s name. Once the shares of the Italian shareholder are held in custody by the broker-dealer affiliate, the latter shall be in a position to provide the Italian shareholder’s details to Broadridge, which is the condition to allow Broadridge to send the Annual Meeting documentation (including the proxy statement) and to assign to the Italian shareholders a security code to be used for voting on the website www.proxyvote.com or by calling the telephone number shown each time on the voting documentation.

Moreover, we point out that the aforesaid shares transfer process will not involve, with respect to the current relationships with your Italian bank that has decided to adhere to such process, any burden on your side.

All of our shareholders are cordially invited to attend our Annual Meeting. If you hold our stock in Italy through Monte Titoli S.p.A., you may request from your broker a Certification of Participation in the Italian Central Depository System, which we refer to as your “Certification.” If you wish to attend our Annual Meeting and vote in person, please present your Certification at the door.

Alternatively:

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If you would like to vote by mail, you must obtain an Italian proxy card. If you do not receive an Italian proxy card with the proxy statement, you may print one from our Internet site as the proxy statement has been made available at www.CellTherapeutics.com. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card by the deadline shown on the card. Your name as you write it on your Italian proxy card must exactly match your name as printed on your Certification. Italian privacy law prevents us from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted. This will provide proof to our inspector of elections that you have the right to vote.

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Holders of Certifications may also name a substitute proxy by any other means permitted by Washington law and the Company’s bylaws. If you use this alternate means, the person you name as your proxy must provide your Certification, or a complete copy thereof, together with your written authorization naming such person as your proxy, to the Company’s inspector of elections in order to verify the authenticity of your proxy designation.

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An Italian shareholder may also vote via Internet or by telephone if his or her shares are held directly by a United States broker account in that shareholder’s name prior to and at least by the Record Date. Once your shares are held by a United States broker in your name, you may receive the Annual Meeting documentation (including the proxy statement) at your address, together with a security code to be used for voting on the website www.proxyvote.com or by calling the telephone number shown on the Annual Meeting voting documentation.

The final proxy statement has already been made available on the U.S. Securities and Exchange Commission’s (the “SEC”) website (www.sec.gov) and on the Company’s website (www.CellTherapeutics.com) and in paper form at your bank and at the office of the Italian branch of the Company’s subsidiary CTI Life Sciences Ltd (contact person: Ms. Elena Bellacicca) at Via Amedei 8, 20123 Milan.

We strongly encourage our Italian shareholders to obtain a Certification and submit it, together with an Italian proxy card, by mail to the address shown on the Italian proxy card. To this effect, we recommend to our Italian shareholders to contact their banks for the purposes of verifying the timing and the procedures for the exercise of the voting rights established by each broker on the basis of its internal procedure. You should also contact your bank if you wish to instruct the United States broker to abstain from taking any action in relation to your shares held by such broker. A significant percentage of our shares are held by persons in Italy. If our Italian shareholders do not take the time to vote, we will not obtain a quorum and we would therefore be unable to conduct any business at the Annual Meeting. Your vote is important. Please obtain a Certification and vote.

James A. Bianco, M.D.

/s/ James A. Bianco, M.D.
President and Chief Executive Officer
Cell Therapeutics, Inc.

The Company filed a proxy statement and other documents regarding the Annual Meeting described in this Letter to Shareholders with the SEC. The Company’s shareholders are urged to read the proxy statement and other relevant materials, because they will contain important information about the Company, the Annual Meeting and related matters. Shareholders may obtain a free copy of the Company’s proxy statement and other documents filed by the Company with the SEC at the SEC’s website (www.sec.gov), on the Company’s website (www.celltherapeutics.com), in paper form at the Depositary Banks and at the office of the Italian branch of the Company’s subsidiary CTI Life Sciences Ltd (contact person: Ms. Elena Bellacicca) at Via Amedei 8, 20123 Milan.